Exhibit 10.1

AMENDED AND RESTATED LIMITED WAIVER AND AGREEMENT

This AMENDED AND RESTATED LIMITED WAIVER ANDAGREEMENT (this “Agreement”) to the Credit Agreement referred to below is made as of April 15, 2011, by and among Albany Molecular Research, Inc., a Delaware corporation (the “Borrower”), the Guarantors (as defined in the Credit Agreement referred to below), the Lenders (as hereinafter defined) party hereto and Bank of America, N.A., as the administrative agent for the Lenders (as successor by merger to Fleet National Bank, the “Administrative Agent”). Capitalized terms used herein without definition shall have the meanings assigned to such terms in the Credit Agreement.

WHEREAS, the Borrower, the financial institutions from time to time party thereto (collectively, the “Lenders”) and the Administrative Agent are parties to that certain Credit Agreement, dated as of February 12, 2003 (as amended or otherwise modified prior to the date hereof, the “Credit Agreement”);

WHEREAS, certain Events of Default under the Credit Agreement may have occurred and may be continuing as a result of the Borrower’s failure to comply with (i)the maximum Leverage Ratio covenant, (ii) the minimum EBITDA covenant and (iii) the minimum Operating Cash Flow Coverage Ratio covenant contained in Section 6.12 of the Credit Agreement for the fiscal year ended December 31, 2010 and the fiscal quarter ended March 31, 2011 (such Events of Default, hereinafter, the “Specified Defaults”);

WHEREAS, the Borrower previously requested that the Administrative Agent and the undersigned Lenders grant a limited waiver with respect to the Specified Defaults that occurred as of December 31, 2010;

WHEREAS, the Borrower, the Guarantors, the Lenders and the Administrative Agent entered into that certain Limited Wavier and Agreement, dated as of February 24, 2011 (the “Existing Limited Waiver”), pursuant to which the Lenders and the Administrative Agent agreed to grant a limited waiver with respect to such Specified Defaults, subject to the terms and conditions set forth therein;

WHEREAS, the Borrower has requested that the Administrative Agent and the undersigned Lenders agree to amend and restate the Existing Limited Waiver to, among other things, grant a limited waiver with respect to all Specified Defaults and to extend the “Termination Date” under and as defined in the Existing Limited Waiver, as set forth herein; and

WHEREAS, the Administrative Agent and the undersigned Lenders are prepared to amend and restate the Existing Limited Waiver pursuant to this Agreement.

NOW THEREFORE, in consideration of the waivers granted herein, the accommodations made by the Administrative Agent and the Lenders, the promises and mutual agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows.

§1           Ratification of Existing Agreements. The Borrower and each Guarantor agrees that the Obligations, as evidenced by or otherwise arising under the Credit Agreement, the Guaranty and each other instrument and document executed and delivered in connection with the Credit Agreement or the Guaranty (such other instruments and documents, together with the Credit Agreement and the Guaranty, collectively, the “Loan Documents”) are, by the Borrower’s and each Guarantors’ execution of this Agreement, ratified and confirmed in all respects. The Borrower and the Guarantors hereby affirm their absolute and unconditional promise to pay to the Administrative Agent and the Lenders the Obligations and all other amounts due under the Credit Agreement and the other Loan Documents. The Borrower and the Guarantors hereby confirm that the Obligations are absolutely and unconditionally guaranteed pursuant to the Guaranty. In addition, by the execution of this Agreement, the Borrower and each Guarantor represents and warrants that no counterclaim, right of set-off or defense of any kind exists or is outstanding as of the date hereof with respect to such Obligations.

§2           Representations and Warranties. Each Obligor represents and warrants to the Lenders and the Administrative Agent that:

(a)           The execution and delivery by such Obligor of this Agreement and the performance of its obligations and agreements under this Agreement, the Credit Agreement and the other Loan Documents are within the corporate authority of each such Person, have been duly authorized by all necessary corporate proceedings on behalf of each such Person, and do not and will not contravene any provision of (x) law, statute, rule or regulation to which such Person is subject, (y) such Person’s Organic Documents or (z) any other agreement or other instrument binding upon such Obligor.

(b)           This Agreement, the Credit Agreement, the Guaranty and the other Loan Documents constitute the legal, valid and binding obligation of each Obligor party thereto, enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights generally or by general equitable principles.

(c)           No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any governmental authority or any other Person is necessary or required to make valid and legally binding the execution, delivery or performance by such Obligor of this Agreement.

(d)           The representations and warranties contained in (x) Article III of the Credit Agreement and (y) the other Loan Documents are true and correct at and as of the date made and as of the date hereof, except (i) to the extent of changes resulting from transactions contemplated or permitted by the Credit Agreement and the other Loan Documents, (ii) to the extent such representations and warranties specifically relate to a Specified Default, and (iii) to the extent that such representations and warranties relate expressly to an earlier date, in which case, such representations and warranties shall be true and correct as of such earlier date.

(e)           Each Obligor has performed and complied in all material respects with all terms and conditions herein, in the Credit Agreement, the Guaranty and the other Loan Documents required to be performed or complied with prior to or at the time hereof, and as of the date hereof, after giving effect to the provisions hereof, there exists no Default or Event of Default.

§3          Limited Waiver. Subject to all of the other terms and conditions set forth herein and in reliance upon the agreements of the Borrower and the Guarantors contained herein, the Administrative Agent and the undersigned Lenders hereby temporarily waive until the Termination Date (as hereinafter defined) each of the Specified Defaults. The temporary waiver granted pursuant to this Section 3 shall terminate and expire on the date (the “Termination Date”) that is the earliest to occur of: (i) May 16, 2011, (ii) the failure of the Borrower or any Guarantor to comply with any of the terms of this Agreement and/or any of the Borrower’s or Guarantors’ other undertakings set forth herein, (iii) the occurrence of any Default or Event of Default other than the Specified Defaults, (iv) the occurrence of any Material Adverse Effect, (v) the date that any Obligor, any Affiliate of any Obligor or any other Person claiming by or through any Obligor joins in, assists, cooperates or participates as an adverse party or adverse witness in any suit or other proceeding against the Administrative Agent, any Lender or any Affiliate of any of them relating to the Obligations or any other amounts owing under any Loan Document and (vi) the occurrence of the “Termination Date” under and as defined in that certain Amended and Restated Limited Waiver, dated as of the date hereof, by and among the Borrower, the Guarantors and Bank of America, N.A., as lender. On and after the Termination Date, the waiver set forth above shall automatically, without the requirement of any notice to the Borrower or any Guarantor, terminate and expire and the Administrative Agent and the Lenders shall be free in their sole and absolute discretion to proceed to enforce any or all of their rights and remedies set forth in this Agreement, the Credit Agreement, the other Loan Documents, any other related documents and applicable law, including without limitation, those acceleration, enforcement and other rights and remedies arising by virtue of the occurrence of the Specified Defaults and the Borrower and each Guarantor hereby waives notice thereof.

§4           Creation of Security Interest.

(a)           Grant of Security Interest. Each Obligor hereby grants to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, to secure the payment and performance in full of all of the Obligations (whether no existing or hereafter arising), a continuing security interest in, and pledges to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, all of its right, title and interest in and to the following properties, assets and rights of such Obligor, wherever located, whether now owned or hereafter acquired or arising, and all proceeds and products thereof (all of the same being hereinafter called the “Collateral”): all personal and fixture property of every kind and nature including all goods (including inventory, equipment and any accessions thereto), instruments (including promissory notes), documents (including, if applicable, electronic documents), accounts (including health-care-insurance receivables), chattel paper (whether tangible or electronic), deposit accounts, cash, money, letter-of-credit rights (whether or not the letter of credit is evidenced by a writing), commercial tort claims, securities and all other investment property, supporting obligations, any other contract rights or rights to the payment of money, insurance claims and proceeds, and all general intangibles (including all payment intangibles), except to the extent excluded from such grant and pledge and the definition of Collateral pursuant to Section 4(b) of this Agreement. If any Obligor shall acquire a commercial tort claim, such Obligor shall promptly notify the Administrative Agent in a writing signed by such Obligor of the general details thereof and grant to the Administrative Agent, for the benefit of the Administrative Agent and the Lenders, in such writing a security interest therein and in the proceeds thereof, with such writing to be in form and substance reasonably satisfactory to the Administrative Agent. All terms defined in the Uniform Commercial Code of the Commonwealth of Massachusetts (the “UCC”) and used in this Section 4 shall have the same definitions herein as specified therein. However, if a term is defined in Article 9 of the UCC differently than in another Article of the UCC, the term has the meaning specified in Article 9.

(b)           Exclusions From Collateral.

(1)           The grant of the security interest and pledge contained in Section 4(a) shall not extend to, and the term “Collateral” shall not include, (i) any assets of any Obligor securing obligations in respect of the Variable Rate Demand Industrial Development Revenue Bonds (Albany Molecular Research, Inc. Projects), Series 2001 issued pursuant to that certain Indenture of Trust, dated as of April 1, 2001, between Onondaga County Industrial Development Agency and the United States Trust Company of New York, as in effect on the date hereof (the “Indenture”), including, without limitation, the “Project Facility” under and as defined in the Indenture and (ii) any directly held investment property, or any general intangibles, now or hereafter held or owned by an Obligor, to the extent, in each case, that (A) a security interest may not be granted by such Obligor in such directly held investment property or general intangibles as a matter of law, or under the terms of the governing document applicable thereto, without the consent of one or more applicable parties thereto and (B) such consent has not been obtained.

(2)           The grant of the security interest contained in Section 4(a) shall extend to, and the term “Collateral” shall include, (x) any and all proceeds of such directly held investment property or general intangibles to the extent that the proceeds are not themselves directly held investment property or general intangibles subject to clause (b)(1) above and (y) upon any such applicable party or parties’ consent with respect to any otherwise excluded directly held investment property or general intangibles being obtained, thereafter such directly held investment property or general intangibles. Notwithstanding anything to the contrary contained herein, the provisions of Section 4(b)(1) shall not apply to (x) directly held investment property or general intangibles to the extent that the restriction on an Obligor granting a security interest therein is not effective under applicable law or (y) payment intangibles.

(3)           The grant of the security interest and pledge contained in Section 4(a) shall not extend to, and the term “Collateral” shall not include, (i) any assets of any wholly-owned subsidiary or any Obligor that is organized in or under the laws of any jurisdiction outside the Untied States (a “Wholly-Owned Foreign Subsidiary”) or (ii) more than 65% of the equity interests of any Wholly-Owned Foreign Subsidiary owned by any Obligor.

(c)           Authorization to File Financing Statements. Each Obligor hereby authorizes the Administrative Agent to file financing statements, without notice to such Obligor, with all appropriate jurisdictions to perfect or protect the Administrative Agent’s interest or rights hereunder. Without limiting the foregoing, Each Obligor hereby authorizes the Administrative Agent to file financing statements which describe the collateral as “all assets” and/or “all personal property” of such Obligor or words of similar import.

(d)           Actions as to any and all Collateral.

(i)           Each Obligor agrees, upon the request of the Administrative Agent and at the Administrative Agent ’s option, to take any and all other actions as the Administrative Agent may reasonably request for the attachment, perfection and first priority of, and the ability of the Administrative Agent to enforce, the Administrative Agent ’s security interest in any and all of the Collateral, including (a) executing, delivering and, where appropriate, filing financing statements and amendments relating thereto under the Uniform Commercial Code of any relevant jurisdiction, to the extent, if any, that the Obligor’s signature thereon is required therefor, (b) causing the Administrative Agent’s name to be noted as secured party on any certificate of title for a titled good if such notation is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in such Collateral, (c) complying with any provision of any statute, regulation or treaty of the United States as to any Collateral if compliance with such provision is a condition to attachment, perfection or priority of, or ability of the Administrative Agent to enforce, the Administrative Agent’s security interest in such Collateral, (d) obtaining governmental and other third party waivers, consents and approvals, in form and substance reasonably satisfactory to the Administrative Agent, including any consent of any licensor, lessor or other person obligated on Collateral, and any party or parties whose consent is required for the security interest of the Administrative Agent to attach under Section 4(a), (e) obtaining waivers from mortgagees and landlords in form and substance reasonably satisfactory to the Administrative Agent and (f) taking all actions under any earlier versions of the UCC or under any other law, as reasonably determined by the Administrative Agent to be applicable in any relevant Uniform Commercial Code or other jurisdiction, including any foreign jurisdiction.

(ii)           Upon the request of the Administrative Agent, the Obligors shall, at the Borrower’s expense:

(A) furnish to the Administrative Agent a description of the real properties of the Obligors in detail reasonably satisfactory to the Administrative Agent,

(B) duly execute and deliver, and cause each Obligor to duly execute and deliver, to the Administrative Agent deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust and other security and pledge agreements, as reasonably requested by and in form and substance reasonably satisfactory to the Administrative Agent, securing payment of all the Obligations of the Obligors under the Loan Documents and constituting Liens on all such properties,

(C) take whatever action (including the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be reasonably requested by the Administrative Agent to vest in the Administrative Agent valid and subsisting Liens on the properties purported to be subject to the deeds of trust, trust deeds, deeds to secure debt, mortgages, leasehold mortgages, leasehold deeds of trust and security and pledge agreements delivered pursuant to this Section 4(d)(ii), enforceable against all third parties in accordance with their terms,

(D) deliver to the Administrative Agent a signed copy of a favorable opinion, addressed to the Administrative Agent and the Lenders, of counsel for the Obligors acceptable to the Administrative Agent as to the matters contained in clauses (B) and (C) above, and as to such other matters as the Administrative Agent may reasonably request, and

(E) deliver to the Administrative Agent with respect to each parcel of real property owned or held by the Obligors, title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance reasonably satisfactory to the Administrative Agent as may be reasonably requested by the Administrative Agent;

provided that the obligations of the Obligors under this Section 4(d)(ii)  shall not extend or apply to any real property owned by any Wholly- Owned Foreign Subsidiary of any Obligor.

(e)           Rights of Secured Party. If after the date hereof an Event of Default shall have occurred and be continuing, the Administrative Agent, without any other notice to or demand upon any Obligor, shall have in any jurisdiction in which enforcement hereof is sought, in addition to all other rights and remedies, the rights and remedies of a secured party under the UCC or any other relevant jurisdiction and any additional rights and remedies as may be provided to a secured party in any jurisdiction in which Collateral is located, including the right in accordance with applicable law to take possession of the Collateral, and for that purpose the Administrative Agent may, in accordance with applicable law, so far as the Obligors can give authority therefor, peaceably enter upon any premises on which the Collateral may be situated and remove the same therefrom.

§5           Additional Agreements and Covenants.

(a)           No Credit Extensions. Notwithstanding anything to the contrary contained in the Credit Agreement, without limiting any existing restrictions on Borrowings and any existing restrictions on the issuance, amendment or extension of any Letter of Credit contained in the Credit Agreement, the Borrower hereby agrees that from and after the date hereof the Borrower shall not request, and the Lenders and the Issuer shall have no obligation to honor, any Borrowing or the issuance, amendment or extension of any Letter of Credit.

(b)           Applicable LIBOR Margin. Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower hereby agrees that from and after the date hereof the Applicable LIBOR Margin shall be 3.75%.

(c)           Alternate Base Rate. Notwithstanding anything to the contrary contained in the Credit Agreement, the term “Alternate Base Rate” shall mean a rate per annum equal to the sum of (i) the greater of (x) the Prime Rate and (y) the Federal Funds Rate plus one half of one percent (.50%) plus (ii) 2.75%.

(d)           Facility Fee. Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower hereby agrees that from and after the date hereof the facility fee payable by the Borrower pursuant to Section 2.11(a) of the Credit Agreement shall accrue at rate equal to 0.625% per annum.

(e)           Letter of Credit Fee. Notwithstanding anything to the contrary contained in the Credit Agreement, the Borrower hereby agrees that from and after the date hereof the letter of credit fee payable by the Borrower pursuant to Section 2.11(b) of the Credit Agreement shall accrue at rate per annum equal to 3.75% on the Stated Amount of each Letter of Credit.

§6           Specified Letter of Credit; Collateral for DPLC Facility.

(a)           Notwithstanding the restrictions contained in Sections 6.01 and 6.03 of the Credit Agreement to the contrary, the Administrative Agent and the undersigned Lenders hereby agree that (a) the Borrower shall be permitted to incur Indebtedness in respect of a letter of credit issued for the benefit of Borregaard Industries Limited in a principal stated amount not to exceed $5,500,000 (the “Specified Letter of Credit”) and (b) such Specified Letter of Credit may be secured by cash collateral in an amount not to exceed 105% of the stated amount thereof.

(b)           Notwithstanding the restrictions contained in Section 6.03 of the Credit Agreement to the contrary, the Administrative Agent and the undersigned Lenders hereby agree that the Obligors shall be permitted to grant to Bank of America, N.A. a Lien on all Collateral to secure the obligations of the Obligors under that certain Credit and Reimbursement Agreement, dated as of April 1, 2001 (as amended or otherwise modified from time to time, the “DPLC Facility”); provided that any such Lien of Bank of America, N.A. on such Collateral shall be “silent” and junior in priority to the Liens of the Administrative Agent on the Collateral which secure the Obligations. The Lenders hereby agree that the Administrative Agent may enter into intercreditor arrangements with Bank of America, N.A. to reflect the “silent” and junior priority nature of any such Liens granted to Bank of America, N.A.

§7           Conditions Precedent. The Administrative Agent, the undersigned Lenders, the Borrower and the Guarantors agree that this Agreement shall become effective as of the date first set forth above upon receipt of (i) this Agreement duly executed by each of the Borrower, the Guarantors, the Required Lenders and the Administrative Agent, (ii) copies, certified by the secretary or another authorized officer of the Borrower, to be true and complete on and as of the effectiveness of this Agreement, of (A) the records of all corporate action taken by the Borrower to authorize the Borrower’s execution, delivery and performance of this Agreement (including the grant of the security interest in the Collateral pursuant to Section 4(a) hereof) and (B) the Organic Documents of the Borrower, and (iii) copies, certified by the secretary or another authorized officer of each Guarantor, to be true and complete on and as of the effectiveness of this Agreement, of (A) the records of all corporate action taken by such Guarantor to authorize such Guarantor’s execution, delivery and performance of this Agreement (including the grant of the security interest in the Collateral pursuant to Section 4(a) hereof) and (B) the certificate of incorporation or other similar document of such Guarantor.

§8           No Present Claims. In order to induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower and the Guarantors acknowledge and agree that: (a) neither the Borrower nor any Guarantor has any claim or cause of action against the Administrative Agent or any Lender (or any of their respective directors, officers, employees or agents); (b) neither the Borrower nor any Guarantor has any offset right, counterclaim or defense of any kind against any of its obligations, indebtedness or liabilities to the Administrative Agent or any Lender; and (c) the Administrative Agent and each Lender have heretofore properly performed and satisfied in a timely manner all of their respective obligations to the Borrower and each Guarantor. The Borrower and each Guarantor agree to eliminate any possibility that any past conditions, acts, omissions, events, circumstances or matters would impair or otherwise adversely affect the Administrative Agent’s or any Lender’s rights, interests, contracts, collateral security or remedies. Therefore, the Borrower and each Guarantor unconditionally release, waive -and forever discharge (i) any and all liabilities, obligations, duties, promises or indebtedness of any kind of the Administrative Agent and each Lender to the Borrower or such Guarantor, except the obligations to be performed by the Administrative Agent or any Lender on or after the date hereof as expressly stated in this Agreement, the Credit Agreement and the other Loan Documents, and (ii) all claims, offsets, causes of action, suits or defenses of any kind whatsoever (if any), whether arising at law or in equity, whether known or unknown, which the Borrower or any Guarantor might otherwise have against the Administrative Agent, any Lender or any of their directors, officers, employees or agents, in either case (i) or (ii), on account of any past or presently existing condition, act, omission, event, contract, liability, obligation, indebtedness, claim, cause of action, defense, circumstance or matter of any kind or which could arise after the date hereof as a result of the execution of (or the satisfaction of any condition precedent to) this Agreement.

§9           No Waiver. Except as otherwise expressly provided for in this Agreement, nothing in this Agreement shall extend to or affect in any way any of the rights or obligations of the Borrower or the Guarantors or the Administrative Agents’ or Lenders’ obligations, rights and remedies arising under the Credit Agreement, this Agreement, the other Loan Documents or any other documents relating thereto. Except as expressly provided in Section 3 of this Agreement, neither the Administrative Agent nor any Lender shall be deemed to have waived any or all of its rights or remedies with respect to any Default or Event of Default existing on the date hereof or arising hereafter.

§109      Expenses. As provided in Section 9.03(a) of the Credit Agreement, the Borrower hereby agrees to pay to the Administrative Agent all reasonable out-of-pocket costs and expenses incurred or sustained by the Administrative Agent in connection with this Agreement and the transactions contemplated hereby.

§11         Miscellaneous.

(a)           This Agreement shall be governed by and construed in accordance with the internal laws of the Commonwealth of Massachusetts (excluding the laws applicable to conflicts or choice of law). Any and all notices or other communications required hereunder shall be in writing and shall be delivered as required by the Credit Agreement. In the event that any of the terms or provisions herein are in conflict with any of the terms or provisions in the Credit Agreement, this Agreement shall govern.

(b)           All obligations included in this Agreement (including, without limitation, all obligations for the payment of fees, costs and expenses) shall constitute Obligations under the Credit Agreement and be guaranteed pursuant to the Guaranty.

(c)           (i) Any failure by the Borrower or Guarantor to comply with any of the terms and conditions of this Agreement, including any of the undertakings set forth in Sections 5 or 12 hereof, shall constitute an immediate Event of Default and (ii) if (x) any provision of Section 4 hereof, at any time after the execution and delivery of this Agreement and for any reason other than the satisfaction in full of all the Obligations  (other than inchoate indemnity obligations), ceases to be in full force and effect or (y) any Obligor or any other Person contests in any manner the validity or enforceability of any provision Section 4 of this Agreement or any Loan Party purports to revoke, terminate or rescind the grant of the security interests under this Agreement, it shall constitute an immediate Event of Default.

(d)           The agreements and covenants of the Borrower and the Guarantors contained herein shall survive the Termination Date.

(e)           This Agreement may be executed in any number of counterparts, but all such counterparts shall together constitute but one instrument. In making proof of this Agreement it shall not be necessary to produce or account for more than one counterpart signed by each party hereto by and against which enforcement hereof is sought. Any signature delivered by a party by facsimile transmission or other electronic method of transmission (including without limitation in “pdf” format) shall be deemed to be an original signature hereto.

§12         Covenant. Not later than 30 days following the date of this Agreement, each Guarantor hereby agrees that it shall deliver to the Administrative Agent a certified copy of its ByLaws, which ByLaws shall be in form and substance satisfactory to the Administrative Agent.

§13         Waiver By Sole Shareholder. The Borrower, as sole shareholder of each Guarantor, hereby waives any provision or term of any Organic Document of any Guarantor which may prohibit or otherwise restrict any of the transactions contemplated by this Agreement (including the grant of security interests by the Guarantors pursuant to Section 4 hereof).

§14         Amendment and Restatement of Existing Limited Waiver. The parties hereto hereby confirm, acknowledge and agree that as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Limited Waiver are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

BORROWER

ALBANY MOLECULAR RESEARCH, INC.

By:	/s/ Thomas E. D’Ambra
Name:	Thomas E. D’Ambra, Ph.D.
Title:	President & CEO

GUARANTORS

AMRI RENSSELAER, INC. (f/k/a
Organichem Corporation)

By:	/s/ Thomas E. D’Ambra
Name:	Thomas E. D’Ambra, Ph.D.
Title:	Director

AMRI BOTHELL RESEARCH CENTER, INC.

By:	/s/ Thomas E. D’Ambra
Name:	Thomas E. D’Ambra, Ph.D.
Title:	Director

AMRI BURLINGTON, INC.

By:	/s/ Thomas E. D’Ambra
Name:	Thomas E. D’Ambra, Ph.D.
Title:	President

BANK OF AMERICA, N.A., as Administrative Agent, Issuer and a Lender

By:	/s/ Linda E.C. Alto
Name:	Linda E.C. Alto
Title:	Senior Vice President

JP MORGAN CHASE BANK, N.A., as a Lender

By:	/s/ Kristin Sands
Name:	Kristin Sands
Title:	Underwriter II

RBS CITIZENS, NATIONAL ASSOCIATION, as a Lender

By:	/s/ R. Scott Haskell
Name:	R.Scott Haskell
Title:	Senior Vice President